EXHIBIT 99.1

EFiled: Apr 11 2012 6:10PM EDT
Transaction ID 43621425
Case No. 7415-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

KENNETH EVERHARD	) )
Plaintiff	) )
v.	) )	Civil Action No
CAMERON INTERNATIONAL
CORPORATION, C. BAKER
CUNNINGHAM, SHELDON R. ERIKSON,
PETER J. FLUOR, DOUGLAS L. FOSHEE,
RODOLFO LANDIM, JACK B. MOORE,
MICHAEL E. PATRICK, JON ERIK
REINHARDSEN, DAVID ROSS III and
 BRUCE W. WILKINSON,

) ) ) ) ) ) ) ) )
Defendants	)

VERIFIED COMPLAINT NATURE AND SUMMARY OF THE ACTION

    1.    Plaintiff, as a stockholder of Cameron International, Corporation, a Delaware corporation headquartered in Houston, Texas ("Cameron" or the "Company"), brings this action to protect the collective right of all stockholders of the Company to a fully informed vote on a proposed amendment to the Company's certificate of incorporation which provides that any action asserting a single claim falling within four broad categories can only be litigated in the Delaware Court of Chancery and in no other court (the "Exclusive Forum Amendment" or the "Amendment"). The defendants are the Company and the members of its board of directors (the "Board") who are recommending the Amendment to the Cameron stockholders. The Amendment would require stockholders of the Company to litigate exclusively in the Delaware Court of Chancery, while retaining the ability of the Board to choose a different forum for claims subject to the Amendment, including claims by or against the Board members. If enacted, the

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Amendment would require that Plaintiff or any other stockholder to challenge the Amendment only in the Delaware Court of Chancery.1 Indeed, Plaintiff or any other stockholder that sues in any forum other than the Delaware Court of Chancery could be sued by the Company for breach of the Amendment's exclusive forum provision and held liable for the Company's expenses in the other forum.
   2. The Amendment is to be voted on at Cameron's May 11, 2012 annual meeting of the stockholders ("Annual Meeting"). The March 28, 2012 Proxy Statement for Cameron's 2012 Annual Meeting of Stockholders (the "Proxy Statement") fails to provide all information material to the Cameron stockholders' vote on the Amendment. The Proxy Statement is materially misleading and incomplete in three different ways. First, the Proxy Statement fails to describe fully and accurately the purposes, scope and effects of the provisions of the Amendment. Second, the limited disclosure on pages 58 and 59 of the 74-page Proxy Statement concerning the Amendment is materially misleading and incomplete. Third, the Proxy Statement's disclosures concerning the proposals to amend Article Sixth of the Cameron certificate and adopt a Restated Certificate of Incorporation and indemnification agreements with the Directors, agreements with officers and stock plans make the disclosures concerning the Amendment materially misleading and incomplete partial disclosure. Accordingly, the Plaintiff seeks a preliminary injunction against the vote on and the filing of the Amendment, the amendment to Article Sixth and the Restated Certificate.
    3.  The Proxy Statement does not disclose fully and fairly the purposes, scope and effects of the Amendment's extremely broad provisions. The Exclusive Forum Amendment requires that if a single claim falls within anyone of four broad categories, any action raising that

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1 Because the Amendment has not become effective (and based on defendants' defective disclosure cannot be validly approved by Cameron's stockholders), this action does not assert claims challenging the substantive defects of the provisions of the Amendment.

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claim must be brought in its entirety in the Delaware Court of Chancery. The Amendment is not limited to class or derivative claims but applies to individual claims by stockholders. Nor is the Amendment limited to claims brought against the Company and/or its directors. The Amendment enables the Company or its directors to bring certain claims against stockholders, officers and employees of the Company, and even former stockholders, officers or employees of the Company, in the Delaware Court of Chancery. Moreover, since the Company and its directors may claim the Amendment is a forum selection agreement binding on all stockholders, Plaintiff and other stockholders may be deemed under Delaware law to have consented to personal jurisdiction in the Delaware Court of Chancery. The Proxy Statement fails to describe, fully and accurately, the consequences of the Amendment and its impact on important rights of the stockholders.
    4.  The Exclusive Forum Amendment mandates that claims within its scope must be brought in the Delaware Court of Chancery regardless of whether the Court has personal jurisdiction over the defendants or subject matter jurisdiction of the claims in the action. Indeed, the Amendment requires that actions at law arising under provisions of the Delaware General Corporation Law ("DGCL") must be brought in the Delaware Court of Chancery, even though the Court lacks subject matter jurisdiction over such claims. The Amendment's overbroad provisions purport to subject Plaintiff and other stockholders of the Company to personal jurisdiction, counterclaims and ancillary claims and service of process in Delaware. However, the Proxy Statement omits any disclosure of the jurisdictional issues and other potential effects of the Amendment.
    5.  The Amendment also purports to bind stockholders who do not consent to its provisions, including stockholders who vote against it. Corporate law provisions authorizing

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certificate amendments do not satisfy contract law requirements for a valid contractual agreement that establishes a binding, consensual and mutually exclusive forum obligation. Moreover, the Amendment is not mutual, but unilateral because the Company can choose a forum other than the Delaware Court of Chancery. However, the Proxy Statement does not explain how the Exclusive Forum Amendment can bind non-consenting stockholders or why the provision is not binding on the Company. The Proxy Statement also does not disclose the effect of the Exclusive Forum Amendment on federal and state constitutional and statutory claims and on federal jurisdiction and the jurisdiction of other state courts.
6.  The Board has breached its fiduciary duties of loyalty, care and disclosure by adopting and recommending the self-interested Amendment on an uninformed basis. The Amendment would empower the directors to control the forum for litigation against them and thereby reduce their risk of liability. The disclosure concerning the Board's adoption of the Amendment does not reflect any recognition of the effects of the Amendment by the Board. To the contrary, as discussed below, the minimal partial disclosure in the Proxy Statement is materially misleading and incomplete and demonstrates that the Cameron directors were uninformed and acted without due care when they approved the Amendment and recommended it to the stockholders.
7.  The Amendment, as adopted by the Board, and contained in Appendix B and Appendix C to the Proxy Statement, contains two glaring errors that alter and obscure its meaning. The first sentence of the Amendment in subpart (ii) refers to "any action asserting a claim of breach of fiduciary duty owned (sic) by any director, officer or other employee of the Corporation." The last sentence of the Amendment states that anyone acquiring any interest in Cameron's stock "shall be deemed to have notice of the consent to the provisions of this

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ARTICLE FIFTEENTH." In short, much of the amendment being proposed to the stockholders borders on gibberish.
8.  The premise of the Exclusive Forum Amendment is that the Delaware Court of Chancery is best equipped to determine issues of Delaware corporate law. However, the Amendment would force non-Delaware law issues to be litigated in the Delaware Court of Chancery. If one claim in an action is within the scope of the Amendment, the provision requires that every claim in the action must be litigated in the Delaware Court of Chancery, regardless of whether the other claims in the action are based on Delaware law, federal law or the law of another state. Indeed, the Amendment would require that claims relating to stock purchase agreements, subscription agreements, option agreements and agreements relating to convertible securities be litigated in the Delaware Court of Chancery even if the pertinent agreement provides it is governed by the law of some other state. The Proxy Statement does not disclose that the Amendment would require that non-Delaware and non-corporate law issues be litigated in the Delaware Court of Chancery.
    9.   The Proxy Statement's disclosure concerning the Amendment occupies the equivalent of one-full page of a 74-page Proxy Statement. This minimal disclosure is misleading and incomplete. The Proxy Statement represents there are exceptions to the Amendment based on exclusive federal jurisdiction and lack of personal jurisdiction when the Amendment contains no such exceptions. The Proxy Statement's analogy to multi-district federal litigation is materially misleading and incomplete. The references to the views of unidentified proxy advisors and institutional investors constitute misleading partial disclosure. The Proxy Statement misleadingly indicates the Amendment is limited to "stockholder suits" and provides no data or other support

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for its attack on "the plaintiffs' bar," its assertions of harm to stockholders from multiple suits or the claimed benefits to stockholders from exclusive forum provisions.
10 .  The Proxy Statement wrongly claims there are multiple "Chancery Courts" in Delaware. It claims "some plaintiffs" might view a non-Delaware forum as more convenient or favorable but does not discuss factors that may make the Delaware Court of Chancery more favorable to directors and officers. It completely fails to describe the purposes and effects of the Corporate Control of Forum Clause.
11.   The Proxy Statement does not fully and fairly describe the interrelationship of the Exclusive Forum Amendment and the proposed amendment to Article Sixth of the certificate to declassify the Board. In particular, it does not disclose whether a purpose and hoped-for effect of the Article Sixth amendment is to avoid an unfavorable recommendation by Institutional Shareholder Services on the Exclusive Forum Amendment. The Proxy Statement also fails to disclose that the directors' indemnification agreements and officers' change-in-control agreements are governed by Delaware law but designate Harris County, Texas as the exclusive forum for litigation and arbitration. Similarly, the Company's various compensation plans do not provide for an exclusive forum in the Delaware Court of Chancery. Finally, the proposal for a Restated Certificate is tainted by its inclusion of the defective Amendment and the misleading disclosure concerning the Amendment and the amendment to Article Sixth.
12.   For these reasons, and as set forth more fully herein, Plaintiff seeks an order enjoining defendants from holding the stockholder vote on the Amendment, the amendment to Article Sixth and the Restated Certificate and from filing the Amendment, amendment to Article Sixth and Restated Certificate with the Delaware Secretary of State.

THE PARTIES

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    13.  Plaintiff Kenneth Everhard ("Plaintiff') is a stockholder of Cameron and has been a stockholder of the Company at all times relevant hereto.
    14.  Defendant Cameron is a corporation incorporated under the laws of the State of Delaware. Cameron maintains its principal place of business at 1333 West Loop South, Suite 1700, Houston, Texas 77027.
    15.  The individual defendants, C. Baker Cunningham, Sheldon R. Erikson, Peter J. Fluor, Douglas L. Foshee, Rodolfo Landim, Jack B. Moore, Michael E. Patrick, Jon Erik Reinhardsen, David Ross III and Bruce W. Wilkinson (collectively, the "Directors"), are the directors of Cameron who approved the Amendment and determined to submit it to the stockholders.
CLASS ACTION ALLEGATIONS
    16.  Plaintiff brings this action individually and as a class action, pursuant to Court of Chancery Rule 23, on behalf of all common stockholders of Cameron (the "Class") as of March 16, 2012, the record date for the Annual Meeting. Excluded from the Class are defendants herein, and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.
    17.   This action is properly maintainable as a class action.
    18.   The Class is so numerous that joinder of all members is impracticable. As of the March 16, 2012 record date for the Annual Meeting, there were nearly 250 million shares of Cameron common stock outstanding.
    19.   There are questions of law and fact which are common to the Class including, inter alia, the following:

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(a) whether the Proxy Statement fully and accurately discloses all information material to the vote of the Cameron stockholders on the Amendment;

(b) whether the Directors have breached their fiduciary duties to Plaintiff and the other members of the Class; and

(c) whether Plaintiff and the Class are entitled to declaratory relief, injunctive relief or other relief.

    20.  Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiffs’ claims are typical of claims of the other members of the Class and Plaintiff has the same interests as the other members of the Class. Accordingly, Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.
    21.   The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class that would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class that would as a practical matter be dispositive of the interests of the other members not party to the adjudications or substantially impair or impede their ability to protect their interests.
    22.    Defendants have acted, or refused to act, on grounds generally applicable to and causing injury to the Class, and therefore injunctive relief and/or corresponding declaratory relief on behalf of the Class as a whole is appropriate.

SUBSTANTIVE ALLEGATIONS
The Terms of the Amendment

    23.   Appendix B to the Proxy Statement sets forth the text of the proposed Amendment:

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Cameron International Corporation, a Delaware corporation, does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of Cameron International Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the board of Directors hereby in all respects approves and declares the advisability of amending the Certificate to add Article FIFTEENTH of the Certificate to be and read in its entirety as follows:

FIFTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owned (sic) by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation's Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of the consent to (sic) the provisions of this ARTICLE FIFTEENTH.

    24.   This same text of the proposed Amendment is repeated in Appendix C to the Proxy Statement, the Restated Certificate of Incorporation of Cameron which the stockholders are asked to approve as Proposal 6 at the Annual Meeting of Stockholders.
The Sole and Exclusive Forum Provision

    25.   The Amendment provides that the Delaware Court of Chancery "shall" be "the sole and exclusive forum" for any action asserting a claim that falls within anyone of four broad categories of litigation:

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Derivative Action or Proceeding:

"(i) any derivative action or proceeding brought on behalf of the Corporation"
(the "Derivative Provision").

Breach of Fiduciary Duty Actions:

"(ii) any action asserting a claim of breach of fiduciary duty owned (sic) by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders" (the "Fiduciary Duty Provision").

DGCL Actions:

"(iii) any action asserting a claim arising pursuant to any provision of the
Delaware General Corporation Law or the Corporation's Certificate of
Incorporation or bylaws" (the "DGCL Provision").

Internal Affairs Actions:

"(iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine" (the "Internal Affairs Provision").

26.  The expansive scope of the Amendment begins with broad language that the Delaware Court of Chancery "shall" be the "sole" and the "exclusive" forum. This mandatory and exclusive language is all-encompassing and excludes all other courts before which the parties could or, in certain instances must, otherwise bring any action to which the Amendment applies. If the Delaware Court of Chancery does not have subject matter jurisdiction over the claim and the Amendment precludes litigation of the claim in any other forum, then the practical effect of the Amendment will be to eliminate the right to redress altogether.
27.  The Amendment would require that "any action" which raises "a claim" (i.e., one claim) that is within one of the Amendment's specified categories must be brought in the Delaware Court of Chancery. Thus, an action asserting several claims, even if only one claim falls within anyone of these subparts, must be brought in the Delaware Court of Chancery, regardless of whether the other claims fall within the ambit of the Amendment and regardless of whether the Delaware Court of Chancery has subject matter jurisdiction over the claims asserted. The Proxy Statement fails to explain that a single claim within the Amendment's scope will trigger a requirement that the entire action, including non-Delaware law claims and non-corporate claims, must be brought in the Delaware Court of Chancery.

The Proxy Statement Fails to Explain the Effects of the Amendment's Application to "Any Action" Asserting a Claim

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The Proxy Statement Fails to Disclose That the Amendment Contains Provisions With No Limitation on Plaintiff or Defendants
    28.   Certain categories of actions identified in the Amendment contain no limitations on the identity of the plaintiff bringing the action or the defendants against whom it is brought. Indeed, the Amendment purports to require even former stockholders to bring litigation in the Delaware Court of Chancery. Further, while the DOCL Provision and Internal Affairs Provision are limited to claims "against the Corporation," the other provisions of the Amendment are not limited to actions brought by a stockholder against the Company and/or its directors and officers; rather, it applies equally to actions brought by the Company against stockholders, directors, officers or employees. For example, the Company can bring an action against directors, officers and/or employees asserting a claim of breach of fiduciary duty to the Company. The Proxy Statement does not disclose that the Company could use the provisions of the Amendment as a basis for filing suit in the Delaware Court of Chancery against stockholders and others acquiring an interest in the Company's stock.

The Proxy Statement Fails to Explain the Scope ofthe Derivative Provision

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    29.  The Amendment includes "any derivative action or proceeding," but the Proxy Statement does not disclose (i) whether an action raising a single derivative claim along with other claims is a "derivative action," (ii) what a "derivative ... proceeding" is or (iii) whether "brought on behalf of the Corporation" includes actions where the Company itself is the plaintiff.
    30.   The Amendment is not limited to derivative or class actions but purports to encompass individual actions by individual stockholders asserting individual claims. Moreover, it is not limited to derivative claims that are based on Delaware corporation law, but extends to federal claims or claims under the laws of other states that are brought derivatively. In fact, even derivative claims that may be subject to the exclusive jurisdiction of other courts appear to fall within the Amendment's mandate. However, the Proxy Statement's partial disclosure does not give a full and fair description of the scope and effects of the Derivative Provision.

The Proxy Statement Fails to Disclose the Scope and Effects ofthe Fiduciary Duty Provision
31.  The Fiduciary Duty Provision covers any action asserting a single claim of breach of fiduciary duty "owned (sic) by any director, officer or other employee of the Corporation" to the Company or its stockholders. Thus, the Amendment, as proposed, would require directors, officers and employees to bring any action asserting a fiduciary duty claim they owned in the Delaware Court of Chancery. However, even correction of this obvious error cannot fix the infirmities of the provision. The Fiduciary Duty Provision contains no exclusion for defendants over whom the Delaware Court of Chancery would not have personal jurisdiction. Thus, for example, the Amendment purports to require stockholders and the Company to bring litigation in the Delaware Court of Chancery against officers and employees of the Company who are not subject to 10 Del. C. § 3114, reside outside of Delaware, and did not perform any act in Delaware. The Proxy Statement's partial disclosure does not fully and fairly disclose that the Fiduciary Duty

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Provision may require that stockholders bring claims in the Delaware Court of Chancery against individuals who are not subject to personal jurisdiction in Delaware. Thus, the Proxy Statement does not disclose that the Amendment may prevent stockholders from pursuing claims against officers and employees in any forum.

The Proxy Statement Fails to Disclose the Scope and Effects of the DGCL Provision
    32.  The DOCL Provision covers any action where a single claim arises "pursuant to" any DOCL section or the Company's Certificate of Incorporation or Bylaws. This would include not only suits that are specifically authorized by sections of the DOCL, but also any case that includes a claim involving the interpretation, application or enforcement of any of the more than 100 sections of the DOCL.
    33.  Pursuant to 8 Del. C. § lll(b), "[a]ny civil action to interpret, apply or enforce any provision of this title may be brought in the Court of Chancery." Under 8 Del. C. § II 1 (a), the Delaware Court of Chancery may hear any action "to interpret, apply, enforce or determine the validity of the provisions of' the certificate or bylaws, transfer restrictions, proxies, voting trusts or voting agreements, merger agreements or certificates of merger and certificates of conversion, domestication, transfer or continuance.
34. Section 11 1 (a)(2) further places within the statute's parameters:

Any instrument, document or agreement by which a corporation creates or sells, or offers to create or sell, any of its stock or any rights or options respecting its stock.

This provision encompasses disputes relating to stock subscription agreements, stock purchase agreements, offering memoranda, prospectuses, option plans, option agreements, warrants, warrant agreements, rights plans, rights agreements, convertible debentures and related indentures and any other document related to the offer or sale of stock, options or rights. These

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various agreements and instruments may or may not be governed by Delaware law. Indeed, many such agreements and instruments may contain a choice-of-law provision designating the law of another state, but not contain any forum selection provision. Under the Amendment, claims arising under such agreements and instruments must be brought in the Delaware Court of Chancery even though the law of another state applies.
    35.   Section 11 1 (a)(9) expands the scope of the statute even further to include any other instrument, document, agreement or certificate required by any provision of the DGCL. Significantly, the scope of § III (and consequently the scope of the Amendment) is not limited to actions brought by stockholders, but includes suits brought by the corporation or even an indenture trustee for noteholders. The Proxy Statement provides no summary of the numerous claims that may arise pursuant to the DGCL, including § 1 1 1.

The Proxy Statement Fails to Provide Full Disclosure Concerning the Internal Affairs Provision
    36.  The Internal Affairs Provision requires that actions "asserting a claim against the Corporation governed by the internal affairs doctrine," must be brought in the Delaware Court of Chancery even when that claim is one of many claims in the action. The Internal Affairs Provision requires such an action to be brought in the Delaware Court of Chancery even if the Court does not have subject matter jurisdiction over the additional claims. The Proxy Statement (and the Amendment itself) fails to define or explain what the "internal affairs doctrine" is. The internal affairs doctrine provides only that a corporation's internal affairs should be governed by the law of the jurisdiction of incorporation. It does not provide that only the Delaware Court of Chancery is capable of adjudicating such matters.

The Corporate Control of Forum Clause
    37.  The Amendment begins by empowering the Company to designate unilaterally a

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forum other than the Delaware Court of Chancery (the "Corporate Control of Forum Clause"):

       Unless the Corporation consents in writing to the selection of an alternative forum ...

    38.  Although the terms of the Amendment are mandatory, the introductory clause of the Amendment effectively authorizes the Company to choose the forum for all litigation falling within the Amendment. Thus, the Company (i.e., the Board) can select a forum other than the Delaware Court of Chancery for bringing any action within the Amendment.
    39.  If one stockholder brings an action in the Delaware Court of Chancery and another files an action in another forum, the Company can choose whichever forum the Directors believe presents the least chance of liability or the best prospect for a cheap settlement. Moreover, because the Amendment allows the Company to choose the forum, it can force the stockholder who filed in Delaware to litigate in a different forum. Thus, far from ensuring that Delaware corporate law issues are litigated in the Delaware Court of Chancery, the Amendment may allow the Company to compel stockholders and others to litigate outside Delaware. The Proxy Statement does not disclose this effect of the Corporate Control of Forum Clause.
    40.  Because the Amendment mandates that all actions with a claim falling within its scope must be filed in the Delaware Court of Chancery unless the Company consents to "the selection" of an alternative forum, stockholders, officers, employees and others wishing to file any such action apparently must obtain the Company's consent to any forum other than the Delaware Court of Chancery before selecting a forum. The Proxy Statement does not disclose whether or in what form or manner the Amendment requires a pre-suit request for the Company's consent before filing in any forum other than the Delaware Court of Chancery.

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   41.   The Amendment does not require that parties other than the Company must also consent to an alternative forum. The Proxy Statement does not disclose whether the Amendment will permit the Company to require a stockholder plaintiff and other defendants to litigate in whichever alternative forum the Company chooses.
   42.  In short, the Amendment allows the Company (i.e., the Board) to choose the forum not only for litigation the Company brings as plaintiff against stockholders, directors, officers or employees, but also allows the Company and its directors as defendants to choose the forum for suits brought by any stockholder, director, officer or employee against them. The Amendment is not a mutual "forum selection" provision but a one-sided "heads I win, tails you lose" provision enabling the Company to deprive a stockholder of his choice of forum. Moreover, the Corporate Control of Forum Clause is inconsistent with the purported rationale of the Amendment: that the Delaware Court of Chancery is best qualified to determine Delaware corporate law issues. Indeed, this clause appears to concede that the Delaware Court of Chancery may not be the appropriate forum for cases that are within the scope of the Amendment. The Proxy Statement, however, provides no explanation of the reasons for, the scope of, or the effects of the Corporate Control of Forum Clause.
   43.  The Proxy Statement contains no disclosure concerning forum selection and dispute resolution provisions under the Company's stock plans and agreements with directors, officers and employees, including whether the Company has consented or agreed to provisions specifying a different forum or different dispute resolution procedure than the Delaware Court of Chancery. Nor does the Proxy Statement state whether, absent express agreement by plan participants or other parties to the contract, the Amendment can impose its forum selection provisions on existing stock plans and agreements which contain no forum provisions. A

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reasonable stockholder would consider it important in deciding how to vote on the Amendment whether the Company has agreed to a different forum or a different dispute resolution procedure than the Amendment and whether other corporate constituencies, such as directors, officers and stock plan participants, will be subject to the Amendment.

The Consent Provision
    44.  The text of the Amendment, which is found in both Appendix B and Appendix C of the Proxy Statement, concludes with a deemed consent provision (the "Consent Provision") which reads:

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the
Corporation shall be deemed to have notice of the consent to the provisions of this ARTICLE FIFTEENTH.

The phrase "deemed to have notice of the consent to the provisions" of the Amendment makes no sense. Moreover, the Proxy Statement does not even mention the Consent Provision, much less explain what "the consent" is of which persons and entities are deemed to have notice. Accordingly, the Proxy Statement is misleading and incomplete.
   45.   The Consent Provision attempts to bind not just stockholders and purchasers of the Company's stock, but also anyone who acquires "any interest" in any of the Company's shares by any means. Therefore, the Amendment would bind anyone who obtains the Company's shares through testamentary transfer, by a gift or through any other method of transfer. Acquirors of "any interest" in any of the Company's shares would include not only beneficial owners of the stock, but also record holders of the Company's stock such as depositaries, brokers and nominees and holders of options, rights, warrants and convertible debentures. Market participants in sophisticated financial transactions, such as equity swaps and certain other derivatives, would have an "interest" and find themselves, unwarily, to be deemed to have consented to the Delaware

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Court of Chancery as the exclusive forum for disputes. Lenders who have stock as collateral and others with a security interest in stock would also have an "interest" in shares of the Company's stock and might be deemed by the defendants to have consented to the Delaware Court of Chancery as the exclusive forum for any covered action. Furthermore, if the Company adopts a poison pill rights plan, the unilateral issuance to all stockholders of rights to acquire stock would enable the Directors to fabricate "consent" to the Amendment by all stockholders.

The Scope of the Amendment Exceeds Its Purported Rationale
    46.  The purported justification for the Amendment designating the Delaware Court of Chancery as the exclusive forum for suits involving Cameron is that the Court is best qualified to determine issues of Delaware corporate law. However, the Proxy Statement does not explain that the expansive scope of the Amendment is not limited to the determination of Delaware corporate law issues. Rather, it extends to contract issues, including issues arising under the laws of other states, federal claims and any claim that must or could be brought in an action asserting a claim that is within any of the broad categories delineated in the Amendment.
    47.  The Proxy Statement also asserts that the Amendment will eliminate duplicative litigation in multiple forums. However, the Proxy Statement does not disclose whether the Company has been the subject of duplicative suits in the various broad areas encompassed by the Amendment. Indeed, multiple stockholder suits generally arise only where a Delaware corporation is being acquired-an event that tends to be a final-stage, one-time phenomenon.
    48.  The overly broad coverage and lack of specific justification for the need for the Amendment supports the inference that the Directors approved the Amendment to minimize their own prospects for potential liability. The Proxy Statement makes no reference to minimizing director liability as a potential purpose or effect of the Amendment.

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The Proxy Statement's Misleading and Incomplete Partial Disclosure
    49.  The Proxy Statement's disclosure concerning the Amendment consists of five (5) paragraphs on pages 58-59. The first paragraph simply repeats almost verbatim the terms of the Amendment. However, the final portion of this disclosure represents there are exceptions to the scope of the Amendment:
          ... except for any such action in which the Court of Chancery in the State of Delaware concludes that an indispensible party is not subject to the jurisdiction of the
       Delaware courts or any such action in which a federal court has assumed exclusive jurisdiction of a proceeding.

However, the Amendment contains no such exceptions. Therefore, the disclosure in the Proxy Statement concerning exceptions is false.
  50.   The second paragraph of disclosure discusses Cameron's experience as a party to over 350 lawsuits arising out of the Deepwater Horizon incident and describes the nature and purposes of multi-district litigation in the federal courts. The Proxy Statement does not disclose how many, if any, of these suits were brought by Cameron stockholders. The Proxy Statement then says:

       The Board is of the opinion that an exclusive forum provision for stockholder suits serves the same purposes.

The Proxy Statement offers no explanation of the differences between federal MDL practice and a certificate provision requiring that a broad range of disputes can be litigated only in a single court in one state. For example, the MDL does not prohibit lawsuits or trials in multiple forums. Moreover, the scope of the Amendment is not limited to "stockholder suits." The Proxy Statement's partial disclosure analogizing to MDL procedures and claiming the Amendment will serve the same purposes is materially misleading and incomplete.
   51.   The third paragraph of disclosure states:

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The Board is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. The Board believes that it is more prudent to take preventative measures before the Company and almost all of its stockholders are harmed by the increasing practice of the plaintiffs' bar to rush to file their own claims in their favorite jurisdictions, not after.

The Proxy Statement fails to identify the "certain" proxy advisors and the "some institutional holders" to whom it refers. The partial disclosure is also materially misleading because it fails to describe fully and fairly the positions of proxy advisory firms, the Council of Institutional Investors, and whatever other institutional holders are referred to in the Proxy Statement. For example, Glass Lewis has stated that forum selection provisions "are not in the best interests of shareholders." It believes such provisions may discourage derivative suits and that shareholders should be wary of such a provision "without compelling evidence that it will benefit shareholders." Glass Lewis recommends that "shareholders vote against any bylaw or charter amendment seeking to adopt an exclusive forum provision".2 Having made partial disclosure representing the views of proxy advisors and institutional holders, defendants were required to provide a full and fair summary of those views. The disclosure is also misleading because defendants, again, imply that the scope of the Amendment is limited to "stockholder suits." The Proxy Statement fails to provide any basis for the assertion that, if multiple suits were filed, "almost all of [Cameron's] stockholders" would be harmed. Nor does the Proxy Statement provide any support for the claim that there is "the increasing practice of the plaintiffs' bar to rush to file their own claims in their favorite jurisdictions." In particular, the Proxy Statement

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2 Similarly, Section 1.9 of the Council of Institutional Investors Corporate Governance Policies provides: "U.S. companies should not attempt to restrict the venue for shareowner claims by adopting charter or bylaw provisions that seek to establish an exclusive forum."

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does not provide any data to support this claim or any description of what types of claims are purportedly being filed in multiple forums.
    52.   The fourth paragraph of disclosure asserts that stockholders will benefit "from having intra-company disputes litigated in the Delaware Chancery Courts (sic)." The disclosure also refers to "specialized Chancery Courts" and "these Courts," repeatedly and erroneously indicating that there are multiple Chancery Courts in Delaware. The Proxy Statement's assertion that "some plaintiffs might prefer to litigate matters in a forum outside of Delaware because another court may be more convenient or viewed as being more favorable to them" is materially misleading without the further disclosure that directors and management might prefer to litigate in the Delaware Court of Chancery because they believe that Court may be more favorable to them, including being less likely to impose liability. The Proxy Statement fails to disclose that directors and management may prefer the Delaware Court of Chancery because there are no jury trials and no punitive damages. The Proxy Statement's claim that the benefits of the Amendment to "its non-filing stockholders" outweigh other concerns is materially misleading. The Proxy Statement does not disclose that derivative litigation and other stockholder suits are frequently filed in a representative capacity on behalf of all stockholders. A reasonable stockholder, in considering the defendants' claim that requiring stockholder plaintiffs to file in Delaware will benefit nonfiling stockholders, would want to know that he might be a potential beneficiary of any recovery in the litigation, even though he is a non-filing stockholder. The disclosure that refers to the Delaware Courts' experience in corporate law issues is misleading because it does not also point out that the Amendment would apply to many actions where some or all of the claims do not raise Delaware corporate law issues. The Proxy Statement merely asserts that the Amendment "gives the Board the flexibility to consent to an alternative forum in the appropriate instances" without

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any description of what may be "appropriate instances" or the purposes and effects of the Corporate Choice of Forum Clause.
    53.  The fourth paragraph of disclosure also asserts that "adoption of this amendment would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law." This disclosure is misleading because it suggests that the Company's only recourse to avoid the risk of inconsistent outcomes if cases are filed in multiple forums is to adopt the Amendment. This is not the case as our legal system has mechanisms in place to avoid such a risk. Under principles of comity, courts strive to avoid the risk of inconsistent outcomes when multiple suits are filed in different jurisdictions. The recourse litigants have when faced with such a risk is to request that litigation proceed in one jurisdiction while it is stayed in others. In appropriate circumstances, courts will grant a stay. The purported risk of inconsistent judgments resulting from litigation in multiple forum is miniscule and does not justify the extreme measure of adopting an Amendment with such broad sweeping implications.
    54.  The Proxy Statement states that the Amendment "gives the Board the flexibility to consent to an alternative forum in appropriate circumstances." This vague statement is a misleadingly incomplete statement of the purposes and effects of the Corporate Control of Forum Clause. The Proxy Statement provides no disclosure as to the meaning of "appropriate circumstances" or how the board may use "the flexibility" conferred by the Amendment.
   55.  The fifth paragraph of disclosure merely describes the renumbering of articles of the corporation's certificate that will occur if the Amendment is approved. Significantly, the

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Proxy Statement never indicates there is any question as to whether a single portion of the Amendment may be invalid.
    56.   On page 2, the Proxy Statement misstates that "the affirmative vote of 50% of the outstanding shares of common stock" is required to approve the Amendment. Under 8 Del. C.§ 242, the required vote is a majority of all outstanding shares.

Misleading and Incomplete Disclosure Regarding
The Proposed Amendment to Article Sixth

    57.  Proposal Number 4, described on page 58 of the Proxy Statement, is to amend Article Sixth of Cameron's certificate of incorporation to "provide for the declassification of the Board" by having directors elected in 2013 and later years serve one-year terms. The Proxy
Statement describes the Board's reasons for proposing the amendment as follows:

In approving the amendment, the Nominating and Governance Committee and the Board considered carefully the advantages of both classified and declassified boards. A classified board of directors provides continuity and stability in pursuing the Company's business strategies and policies, and reinforces the Company's commitment to a long-term perspective. Moreover, independent studies have concluded that a classified board increases the Board's negotiating leverage when dealing with a potential acquirer. The Board is aware that many investors believe these advantages are outweighed by the inability of stockholders to evaluate and elect all directors on an annual basis, and that annual election of directors is the trend in corporate governance generally, and within the Fortune 500 in particular. The Board has concluded that at this stage in the Company's development it is appropriate to recommend this Proposal to our stockholders for their consideration.

    58.  The Proxy Statement's disclosure fails to accurately and completely depict the purposes or effects of the amendment to Article Sixth and is materially misleading and incomplete. The disclosure on the proposed amendment to Article Sixth discusses the views of many investors and the trend in corporate governance in favor of annual election of directors. In

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its discussion of the Amendment, the Proxy Statement on page 59 acknowledges the Board's awareness of the views of proxy advisors on exclusive forum provisions. The policy of one proxy advisor, Institutional Shareholder Services ("ISS') in determining whether to recommend a vote for or against an exclusive forum provision is to examine various factors, including whether the company has an annually elected board. Thus, one purpose and effect of the amendment to Article Sixth is to influence ISS's position on the Amendment to add an exclusive forum provision.
    59.  The disclosure as to the Amendment and as to the amendment to Article Sixth is materially misleading and incomplete because the interrelationship between the two amendments is not disclosed. Having made partial disclosure concerning the Board's consideration of the views of investors and proxy advisors, defendants were required to provide a complete and accurate account of the policies of the proxy advisors that were relevant to, or considered in connection with, the proposed amendments, including how the amendment to Article Sixth could affect the position of ISS on the Amendment. The Proxy Statement discloses that certain proxy advisors determine whether to support an exclusive forum clause based on whether the company has suffered material harm from multiple stockholder suits in different jurisdictions. ISS considers this factor in considering exclusive forum provisions. However, ISS also considers "whether the company has ... an annually elected board." Delaware law requires a full and fair exposition of the rationales for and the effects of the amendment to Article Sixth the Directors are proposing, including candid disclosure of the Board's motivations. The generic partial disclosure of the purposes and effects of the amendment to Article Sixth is materially misleading.
    60.  Full disclosure of the purposes and effects of the proposed amendments is of actual significance to a reasonable stockholder. A reasonable stockholder reading the Proxy Statement

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is given the misleading impression that the adoption of the amendment to Article Sixth was based solely on the Board, on a clear day, considering "carefully the advantages of both classified and declassified boards" and concluding that "at this stage in the Company's development it is appropriate" to declassify the Board. A reasonable stockholder would consider it important in deciding how to vote on the Amendment and the amendment to Article Sixth that a purpose and effect of the proposals to amend Article Sixth is to dissuade ISS from recommending against the Amendment because Cameron has a classified board. Significantly, the amendment to Article Sixth requires approval by 80% of Cameron's outstanding voting stock -a difficult vote to achieve. Thus, defendants may use the pendency of that amendment as a way to obtain ISS's recommendation of the Amendment, which requires only approval of a majority of the outstanding shares. Thus, the amendment declassifying the Board may not be approved by the required 80% vote, while the Amendment may receive the required majority vote.
    61.  The Proxy Statement also fails to disclose the interrelationship between the proposed amendment to Article Sixth and the provisions of Article Seventh of Cameron's certificate, which provides that the stockholders may only remove directors for cause. The proposals to the Cameron stockholders contain no revisions to Article Seventh to reflect declassification of the Board. Under 8 Del. C. § 141(k), stockholders may remove directors with or without cause by a majority vote except that shareholders may only remove directors on a classified board for cause, unless the certificate provides for removal without cause. The amendment to Article Sixth provides for declassification of the Board, but Article Seventh will continue to provide that the directors, including those elected to one-year terms, may only be removed for cause. The Proxy Statement does not discuss the interrelationship of Articles Sixth and Seventh. Moreover, applying the "for cause" requirement of Article Seventh to directors

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elected pursuant to amended Article Sixth will violate 8 Del. C. § 141(k). Defendants should have provided for corresponding changes to Article Seventh or, at least, disclosed the interaction of the amendment to Article Sixth, the continuing provisions of Article Seventh and the statutory provisions of § 141 (k).

Misleading and Incomplete Disclosure Relating to
Director and Officer Agreements and Compensation Plans

    62.  Each of the Directors has an indemnification agreement with Cameron governed by Delaware law that provides that the exclusive forum for litigation and arbitration relating to the agreements is in Harris County, Texas. Indemnification agreements between Cameron and certain officers provide for mandatory arbitration in Houston, London or Singapore, depending on the officer's location. Under 8 Del. C. § 145(k), the Delaware Court of Chancery is vested with exclusive jurisdiction over actions for advancement or indemnification brought under any indemnification agreement of directors, officers and employees. Yet Defendants provide in such agreements for an alternative exclusive forum. Cameron also has change-of-control agreements with 12 of its officers, including its CEO, defendant Jack B. Moore, that are governed by Delaware law but provide that the exclusive forum for litigation and arbitration relating to those agreements is in Harris County, Texas. These agreements are described on page 46 of the Proxy Statement, but there is no disclosure of the governing law and forum provisions.
   63.  Cameron has various compensation and stock plans that are governed in whole or in part by Delaware law, including the Deferred Compensation Plan for Non-Employee Directors, the 2005 Equity Incentive Plan and the Long-Term Incentive Plan. These plans are described at pages 25-26 and 40-44 of the Proxy Statement. The Proxy Statement fails to disclose that none of these plans provides for the Delaware Court of Chancery to be the exclusive forum for resolving disputes. Significantly, many of these plans cannot be amended in a manner that is adverse to

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participants without their consent. Thus, the Amendment cannot impose exclusive forum restrictions on the directors, officers and employees who are participants in such plans. Under 8 Del. C. § 111(a)(s), the Delaware Court of Chancery has jurisdiction over any action to interpret, apply, enforce or determine the validity of the provisions of any instrument, document or agreement by which the corporation creates or sells or offers to create or sell any of its stock or any rights to or options on stock. Yet Cameron's stock plans do not provide for exclusive jurisdiction in the Delaware Court of Chancery, and the Amendment cannot impose such a requirement. The Proxy Statement fails to disclose what law governs and what forums are available to the Directors and others under the stock plans.

The Defects of and Disclosure Deficiencies Concerning
the Amendment Infect the Proposed Restated Certificate

    64.   In Proposal 6, the stockholders are asked to approve a Restated Certificate of Amendment which would include the Amendment as Article Fifteenth and also the amendment to Article Sixth, if those provisions are approved by the stockholders. However, the Restated Certificate repeats the defective text of the Amendment. Moreover, any stockholder approval of the Restated Certificate will be invalid because of the materially misleading and incomplete disclosure concerning the Amendment and the amendment to Article Sixth. Therefore, the vote on and the filing of the Restated Certificate should be enjoined.

COUNT I
The Directors Have Breached Their Fiduciary Duty

    65.  Plaintiff repeats and realleges the allegations above as if fully set forth herein.
    66.   The power of the directors under 8 Del. C. § 242 to adopt a resolution proposing certificate amendments is subject to their fiduciary duty to the stockholders. Where directors

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have a self-interest in certificate amendments or fail to adequately inform themselves before adopting the amendments, the entire fairness standard is applicable.
    67.  The Directors have a material interest in the Amendment because it (i) would enable them to cause litigation against them to be confined to the forum where they believe they are least likely to be held liable, (ii) would enable them to avoid a jury trial, (iii) would prevent any claim for punitive damages and (iv) may make it difficult or impossible for certain claims to be brought against them.
    68.  The Directors breached their fiduciary duties by approving the Amendment and by recommending that Amendment to the stockholders through a misleading and incomplete Proxy Statement. The Amendment was initiated and timed by the Directors for their benefit and without any stockholder input. The structure of the Amendment is flawed for the numerous reasons discussed above. Indeed, the language of the Amendment as approved and proposed by the Directors contains serious errors. There was no negotiation or independent consideration of the Amendment. The Directors simply adopted an incorrectly copied provision. The public disclosure concerning the Amendment, including the Proxy Statement, reflects that there was no consideration by the Directors of the specific terms, effects and consequences of the Amendment. Nor does it describe what data or information the Directors considered before approving the Amendment. Consequently, they lacked material information, and their approval of the Amendment was uninformed.
    69.  Through the Amendment, the Directors seek to usurp the stockholders' fundamental right of access to a forum of their choosing and instead to compel them to file numerous types of actions in the Delaware Court of Chancery. Because of the Court of Chancery's limited subject matter and personal jurisdiction, the forum provision restriction will

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effectively deprive stockholders of their right to pursue certain claims under federal and state law.
The Directors have a duty to disclose in a non-misleading manner all material facts bearing on the decision of the Company's stockholders whether to approve the Amendment. Delaware law requires a full and fair explanation of the purposes and effects of the certificate amendment the Directors are recommending to the Company's stockholders, including the Directors' motivations. The Proxy Statement's generic, partial disclosure is materially misleading. The Proxy Statement fails to disclose accurately and completely the risks ofthe Amendment. There is no disclosure of the possible invalidity of the Amendment. The Proxy Statement provides virtually no information as to the reasons for and effects of the Amendment.
    70.  The Amendment is not entirely fair to the stockholders, and therefore it is invalid and unenforceable. The Proxy Statement is materially misleading and incomplete. Accordingly, the stockholders vote at the Annual Meeting should be enjoined.
    71.  The Proxy Statement's disclosure concerning the amendment to Article Sixth, including the interrelationship to the Amendment and to Article Seventh, is materially misleading and incomplete. The Directors breached their fiduciary duty by failing to provide for the interaction of amended Article Sixth, Article Seventh and 8 Del. C. § 141(k).
    72.  The Directors have further breached their duty of disclosure because of the Proxy Statement's failure to disclose the governing law and forum provisions of the Directors' indemnification agreements, the officers' change-in-control agreements and the Company's compensation plans, including the applicability of the Amendment to disputes relating to those agreements and plans.

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    73.  The proposal for a Restated Certificate, unfortunately, reflects the errors and infirmities of the Amendment and suffers from the disclosure deficiencies relating to the Amendment and the proposed amendment to Article Sixth.
    74.  Plaintiff has no adequate remedy at law.
WHEREFORE, Plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, as follows:

A. Declaring that the Directors have breached their fiduciary duties;

B.  Preliminarily and permanently enjoining the Company and the Directors from holding the stockholder votes on the Amendment, the amendment to Article Sixth and the Restated Certificate and filing the Amendment, the amendment to Article Sixth and the Restated Certificate with the Delaware Secretary of State;

C.  If the Amendment, the amendment to Article Sixth and the Restated Certificate are filed with the Delaware Secretary of State, declaring that the Amendment, the amendment to Article Sixth and the Restated Certificate are invalid, rescinding the Amendment, the amendment to Article Sixth and the Restated Certificate and directing the Secretary of State to cancel the Amendment, the amendment to Article Sixth and the Restated Certificate;

D.  Declaring that if the amendment to Article Sixth becomes effective, Article Seventh cannot preclude the stockholders by majority vote from removing without cause directors elected to a one-year term;

E. Awarding Plaintiff the costs of this action, including reasonable attorneys' fees and experts' fees;

F. Certifying this action as a class action; and

G. Granting such other and further relief as this Court may deem just and proper.

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OF COUNSEL:
KESSLER TOPAZ MELTZER
&CHECK, LLP
Marc A. Topaz
Lee D. Rudy
Eric L. Zagar
Michael C. Wagner
James H. Miller
280 King of Prussia Road
Radnor, P A 19087
  (610) 667-7706

Dated: April 11, 2012

PRlCKETT, JONES & ELLIOTT, P.A.

By: lsi Michael Hanrahan
 Michael Hanrahan (#941)
Paul A. Fioravanti, Jr. (#3808)
Tanya E. Pino (#4298)
Kevin H. Davenport (#5327)
1310 N. King Street
P. O. Box 1328
Wilmington, Delaware 19899-1328
(302) 888-6500
Counsel for Plaintiff

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